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                                                                    EXHIBIT 11.1

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                         ALIGN-RITE INTERNATIONAL, INC.

     The following table provides a reconciliation of the numerator and denominators of the basic and diluted per-share computations for the three and nine months ended December 31, 1998 and 1997:

                                                       INCOME         SHARES       PER SHARE
                                                     (NUMERATOR)   (DENOMINATOR)    AMOUNT
                                                     -----------   -------------   ---------
For the Three Months Ended December 31, 1998:
  Basic EPS........................................  $  805,000      4,497,000       $0.18
  Effective of dilutive securities:
     Stock Options.................................          --        363,000
                                                     ----------      ---------       -----
  Diluted EPS......................................  $  805,000      4,860,000       $0.17
                                                     ==========      =========       =====
For the Three Months Ended December 31, 1997:
  Basic EPS........................................  $1,480,000      4,388,000       $0.34
  Effective of dilutive securities:
     Stock Options.................................          --        483,000
                                                     ----------      ---------       -----
  Diluted EPS......................................  $1,480,000      4,871,000       $0.30
                                                     ==========      =========       =====
For the Nine Months Ended December 31, 1998:
  Basic EPS $......................................  $4,401,000      4,481,000       $0.98
  Effective of dilutive securities:
     Stock Options.................................          --        385,000
                                                     ----------      ---------       -----
  Diluted EPS......................................  $4,401,000      4,866,000       $0.90
                                                     ==========      =========       =====
For the Nine Months Ended December 31, 1997:
  Basic EPS........................................  $4,419,000      4,438,000       $1.00
  Effective of dilutive securities:
     Stock Options.................................          --        412,000
                                                     ----------      ---------       -----
  Diluted EPS......................................  $4,419,000      4,850,000       $0.91
                                                     ==========      =========       =====
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